UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2026

PACS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42011	92-3144268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
90 S. 400 W. Suite 700
Salt Lake City, Utah 84101
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 447-9829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PACS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2026, PACS Group, Inc. (the “Company”) and John Mitchell entered into a transition agreement (the “Transition Agreement”) in connection with Mr. Mitchell's retirement as Chief Legal Officer and Secretary of the Company, effective September 18, 2026.
Transition Agreement with John Mitchell
Pursuant to the Transition Agreement, Mr. Mitchell's service as Chief Legal Officer and Secretary concluded September 18, 2026 (the “Separation Date”). Following the Separation Date, Mr. Mitchell will provide transition consulting services to the Company as a non-employee consultant for a period of up to 12 months. Subject to his execution of a release of claims and his continued compliance with certain restrictive covenants, Mr. Mitchell will receive 12 months of base salary continuation, and the Company has agreed to subsidize Mr. Mitchell's COBRA premiums for 12 months from the Separation Date, or, if later, until the end of the consulting period. Mr. Mitchell will also receive accelerated vesting on the Separation Date of the portion of his outstanding restricted stock units that would have vested during the following 12 months and continued vesting of his remaining unvested restricted stock units in equal quarterly installments over the consulting period, subject to his continued service. Any restricted stock units that remain unvested at the end of the consulting period would be forfeited, and shares delivered upon vesting during the consulting period would be subject to specified daily and monthly limits on transfer.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On September 21, 2026, the Company issued a press release announcing that Patrick J. Murphy will succeed Mr. Mitchell as Chief Legal Officer and Secretary, effective September 21, 2026. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition and Release Agreement with PACS Group, Inc. and John Mitchell, dated September 18, 2026

99.1	Press Release of the Company dated September 21, 2026 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACS GROUP, INC.

Date: September 21, 2026	By:	/s/ Jason Murray
Jason Murray
Director, Chairman, and Chief Executive Officer